Exhibit (m)(1)(b)

APPENDIX A

(to the Investor Class Shares

Service and Distribution Plan Under Rule 12b-1)

July 30, 2019

Salient Global Real Estate Fund

Salient International Small Cap Fund

Salient Select Income Fund

Salient Tactical Growth Fund